UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 13, 2008

AVALON PHARMACEUTICALS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20358 Seneca Meadows Parkway, Germantown, Maryland		20876
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-556-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 13, 2008, Avalon Pharmaceuticals, Inc. (the "Company") issued a press release announcing its results of operations for the fiscal quarter ended June 30, 2008. The full text of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 6, 2008, the Board of Directors of the Company approved a plan to reduce the Company’s workforce by 19 employees, or approximately 1/3rd of its regular full-time staff. On August 13, 2008, the Company notified the employees affected by this plan. The reduction in workforce is intended to allow the Company to focus its operations on its existing collaborations and on the pre-clinical and clinical development of its Beta-catenin inhibitor program. The Company is curtailing its other development programs and is seeking a partner for its AVN944 development program.

The Company currently expects to record between $0.9 million and $1.1 million of pre-tax restructuring charges in 2008 related to cash expenditures for severance and related costs resulting from this workforce reduction.

Information contained in this Current Report on Form 8-K that relates to the Company’s anticipated restructuring charges, business plans and similar matters are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statement involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by these statements. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the "Risk Factors" section of the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the workforce reduction describe above under Item 2.05, Dr. David K. Bol’s employment with the Company will terminate and Dr. Bol will cease to serve as the Company’s Senior Vice President of Product and Pharmaceutical Development effective October 15, 2008, and Glen Farmer’s employment with the Company will terminate and Mr. Farmer will cease to serve as the Company’s Controller effective August 31, 2008. Effective August 13, 2008, C. Eric Winzer, Executive Vice President and Chief Financial Officer, assumed the position of Principal Accounting Officer from Mr. Farmer.

Mr. Winzer, age 51, has served as Executive Vice President and Chief Financial Officer since July of 2007. Prior to joining the Company, Mr. Winzer was with Invitrogen Corporation, a provider of life science technologies for disease research and drug discovery, from 2000 to 2006, where he served as Senior VP and Chief Financial Officer, Executive Sponsor for Invitrogen’s ERP implementation and VP, Finance. From 1986 to 2000, Mr. Winzer held various positions of increasing responsibilities at Life Technologies where he was the Chief Financial Officer, Secretary and Treasurer, Corporate Controller, Accounting Manager and Budget Manager. From 1980 until 1986 he held various financial positions at Genex Corporation. Mr. Winzer received his B.A. in Economics and Business Administration from McDaniel College and an M.B.A. from Mount Saint Mary’s University.

Item 8.01 Other Events.

In connection with the workforce reduction described above under Item 2.05, Thomas G. David’s employment with the Company will terminate, and Mr. David will cease to serve as the Company’s Senior Vice President of Operations and General Counsel effective as of September 15, 2008.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

99.1 Press Release dated August 13, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON PHARMACEUTICALS, INC.

August 13, 2008	By:	/s/ Kenneth C. Carter, Ph.D

Name: Kenneth C. Carter, Ph.D
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 13, 2008